Exhibit 4.2
                             Form of Notice of Creation of a Securitisation Fund

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NOTICE OF CREATION OF A SECURITISATION FUND


TO:      PERPETUAL LIMITED
         ABN 86 000 431 827
         (TRUSTEE)

FROM:    ME PORTFOLIO MANAGEMENT LIMITED
         ABN 79 005 964 134
         (MANAGER)


Pursuant to clause 4.2(a)(1) of the Master Trust Deed dated 4 July 1994 between the Trustee and the Manager establishing the Superannuation Members' Home Loans Trusts (as amended and restated from time to time) (TRUST DEED), the Manager hereby gives notice of the creation of a Securitisation Fund under the Trust
Deed to be known as the "SMHL Global Fund [   ]-[ ]".

1     UNITHOLDERS AND BENEFICIARIES OF THE SECURITISATION FUND

For the purposes of clause 4.1 of the Trust Deed, the Unitholders and
Beneficiaries of the SMHL Global Fund [   ]-[ ] are:

(a)   (RESIDUAL CAPITAL UNITHOLDER)

      [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1] as to A$[ ] of the
      capital of the SMHL Global Fund [   ]-[ ].

(b)   (INCOME UNITHOLDER)

      [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1] as to the balance of the
      SMHL Global Fund [   ]-[ ].

2     CREATION OF RESIDUAL CAPITAL UNITS AND INCOME UNITS

This Notice of Creation of a Securitisation Fund is accompanied by the sum of

(a) A$[ ] in accordance with clause 4.2(a)(2) and clause 3.6(b) of Schedule 10 of the Trust Deed on behalf of [Industry Funds Management (Nominees 2) Pty Limited] and in consideration of the issue of [ ] Residual Capital Units to [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1]; and

(b) A$[ ] in accordance with clause 4.2(a)(3) and clause 3.6(a) of Schedule 10 of the Trust Deed on behalf of [Industry Funds Management (Nominees 2) Pty Limited] and in consideration of the issue of [ ] Income Units to [Industry Funds Management (Nominees 2) Pty Limited, in its capacity as trustee of Super Business Loans Unit Trust No. 1].



DATED:   [             ]


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                                     Notice of Creation of a Securitisation Fund


Signed for and on behalf of
ME PORTFOLIO MANAGEMENT LIMITED
by:



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Authorised Signatory                          Authorised Signatory



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Name (please print)                           Name (please print)


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